UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2009

First Keystone Financial, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25328	23-2576479
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

22 West State Street, Media, Pennsylvania		19063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 565-6210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable

(d)
The Board of Directors of First Keystone Financial, Inc. (the “Company”) appointed, effective May 27, 2009, Hugh J. Garchinsky to the Board of Directors of the Company.  Mr. Garchinsky currently serves as the President and Chief Executive Officer of the Company and its wholly owned subsidiary, First Keystone Bank (the “Bank”).  There are no arrangements or understandings between a director or executive officer of the Company or the Bank and Mr. Garchinsky pursuant to which he was elected as a director of the Company.  No determination has been made as of the date hereof to which committees of the Board of Directors Mr. Garchinsky will be appointed.  No directors or executive officers of the Company or the Bank are related to Mr. Garchinsky by blood, marriage or adoption. Mr. Garchinsky has not engaged in any transactions since October 1, 2007 with the Company or any of its subsidiaries that would be required to be reported  under Item  404(a)  of   Regulation  S-K promulgated by the Securities and Exchange Commission.

(e)	Not applicable.

(f)	Not applicable.

ITEM 9.01		Financial Statements and Exhibits

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Not applicable.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST KEYSTONE FINANCIAL, INC.

Date: May 28, 2009	By:	/s/Hugh J. Garchinsky
Hugh J. Garchinsky
President and Chief Executive Officer